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                                                                      Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                                DECEMBER 31, 1998

                                                                    Jurisdiction of               Percentage of Voting Stock
                                                                     Incorporation                Owned by Immediate Parent
                                                              -----------------------------      -----------------------------
A.  The Liberty Corporation                                               S.C.
B.  Liberty Life Insurance Company                                        S.C.                                 100
     C.  Park Avenue Associates, Inc.                                     S.C.                                 100
     C.  Exchange Place Corporation                                       N.C.                                 100
     C.  Greensboro Holdings, Inc.                                        S.C.                                 100
     C.  State National Fire Insurance Company                         Louisiana                               100
     C.  State National Title Guaranty Company                         Louisiana                               100
     C.  State National Mortgage Corporation                           Louisiana                               100
B.  Liberty Insurance Services Corporation                                S.C.                                 100

B.  Cosmos Broadcasting Corporation                                       S C.                                 100
     C.  CableVantage Inc.                                                S.C.                                 100

D.  Special Services Corporation                                          S.C.                                 100
D.  Hampton Insurance Agency, Inc.                                        S.C.                                 100
D.  The Liberty Marketing Corporation                                     S.C.                                 100
D.  Bent Tree Corporation                                               Georgia                                100
D.  TLC Business Ventures, Inc.                                           S.C.                                 100
D.  LC Insurance Limited                                                Bermuda                                100
D.  Liberty Capital Advisors, Inc.                                        S.C.                                 100
D.  Liberty Properties Group, Inc.                                        S.C.                                 100
     D.  LPG Development Corporation                                      S.C.                                 100
     D.  SouthChase Development Corporation                               S.C.                                 100
     D.  LIBCO of Florida, Inc.                                         Florida                                100
     D.  LPC of S. C., Inc.                                               S.C.                                 100
     D.  Johnson/Liberty LLC                                              S.C.                                  22
     D.  Commerce Center of Greenville, Inc.                              S.C.                                 100

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.    Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.


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